EXHIBIT 99.1
                                                                  ------------


                                                         FOR IMMEDIATE RELEASE


          AUTOMATIC DATA PROCESSING, INC. ANNOUNCES SALE OF BUSINESS
               SIGNS AGREEMENT TO SELL CLAIMS SERVICES BUSINESS

ROSELAND, NEW JERSEY - FEBRUARY 9, 2006 -- Automatic Data Processing, Inc. (NYSE:ADP), has entered into a definitive agreement to sell its Claims Services business (CSG) to Solera, Inc. for $975 million in cash, Arthur F. Weinbach, chairman and chief executive officer of ADP announced today. Solera, a consulting, outsourced services, and strategic technology solutions company focused on the claims process, was formed in partnership with GTCR Golder Rauner, LLC, a leading private equity firm. ADP expects the transaction to close within 90 days, subject to normal regulatory review and customary closing conditions.

         Commenting on the transaction, Mr. Weinbach said, "As part of our strategic planning process, we continuously review our lines of business for their strategic fit. We concluded that given the size of CSG relative to our other core businesses, and with the current favorable M&A market conditions, it was timely to sell. We are pleased that Solera's experience, focus, and commitment to the industry will provide a positive experience for CSG's clients and associates."

         ADP expects to report a one-time pretax gain of approximately $600 million, or $450 million after tax, upon closing. CSG's results of operations will be treated as a discontinued business in future financial statements. Excluding the one-time gain, the transaction will be dilutive approximately $0.01 - $0.02 per share in fiscal 2006 and $0.07 per share in fiscal 2007.

         Fiscal 2006 guidance, prior to the announcement of this transaction, was 10% revenue growth and 23% - 25% growth in earnings per share from continuing operations assuming stock compensation was expensed in both fiscal 2006 and 2005. As a result of the discontinued operations of CSG, fiscal 2006 revenue guidance remains unchanged at 10% growth, and forecasted earnings per share from continuing operations is updated to $1.83 - $1.86 compared with $1.48 last year on a comparable basis including stock compensation expense, an increase of 24% - 26%.

         "As a result of this transaction, we will review our capital allocation strategy with a view toward increasing share repurchases," Mr. Weinbach concluded.

         See accompanying tables at the end of this release for CSG revenues for fiscal 2005 and the first and second quarters of fiscal 2006, and full year 2006 guidance presented with CSG reported within discontinued operations.

         As a result of this transaction, the following items will be adjusted to reflect the operations of CSG as a discontinued business and will be posted by February 14th to the investor relations home page (http://www.investquest.com/iq/a/aud/index.htm) of our website at www.adp.com under financial data:

              o Quarterly and full-year statements of earnings for fiscal 2005 (not adjusted for stock compensation expense)

              o Statements of earnings for the first and second quarters of fiscal 2006

              o Tables containing fiscal 2005 quarterly detail adjusted for stock compensation expense

              o Historical revenue and pretax margin by business segment (periods prior to fiscal year 2006 are not adjusted for stock compensation expense)


ADP,  with  $8.5  billion  in  revenues  and  approximately   590,000  clients
worldwide, is one of the largest providers of a broad range of premier, mission-critical, cost-effective transaction processing and information-based business solutions.

CLAIMS SERVICES REVENUES
(In millions)
Fiscal year 2005
   Q1                             $ 99.6
   Q2                              102.1
   Q3                              106.2
   Q4                              107.1
                          ---------------
   Full year                     $ 415.0
                          ===============

Fiscal year 2006
   Q1                            $ 104.3
   Q2                            $ 105.8


FISCAL 2006 EARNINGS PER SHARE GUIDANCE
                                                         Fiscal           Fiscal           Year-Over-Year
                                                          2005            2006 (F)            Growth (F)
                                                       ----------    -----------------    -----------------
Diluted EPS, as reported:
     Continuing Operations                                $ 1.69
     Discontinued Operations
        Brokerage Services Financial Print Business            -
        Claims Services Business                            0.10
                                                       ----------
Diluted EPS, as reported                                  $ 1.79

Less: Pro forma EPS impact of stock
  compensation expense on:
     Continuing Operations                                  0.21
     Discontinued Operations
        Brokerage Services Financial Print Business            -
        Claims Services Business                            0.01
Pro forma EPS impact of stock compensation             ----------
     expense                                                0.22

Diluted EPS assuming stock compensation
  expensed in both periods:
     Continuing Operations                                $ 1.48        $1.83 - $1.86             24% - 26%
     Discontinued Operations
        Brokerage Services Financial Print Business            -            (0.02)
        Claims Services Business                            0.09         0.84 - 0.91
Diluted EPS, assuming stock                            ----------    -----------------
  compensation expensed in both periods                   $ 1.57 (P)    $2.65 - $2.75
                                                       ==========    =================


Diluted EPS assuming stock compensation
  not expensed in either period:
     Continuing Operations                                $ 1.69        $2.01 - $2.04             19% - 21%
     Discontinued Operations
        Brokerage Services Financial Print Business            -            (0.02)
        Claims Services Business                            0.10         0.85 - 0.92
Diluted EPS, assuming stock                            ----------    -----------------
     compensation not expensed in either period           $ 1.79        $2.84 - $2.94 (P)
                                                       ==========    =================

(F) Forecast
(P) Pro forma

This release and other written or oral statements made from time to time by ADP may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature and which may be identified by the use of words like "expects," "assumes," "projects," "anticipates," "estimates," "we believe," "could be" and other words of similar meaning, are forward-looking statements. These statements are based on management's expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include: ADP's success in obtaining, retaining and selling additional services to clients; the pricing of products and services; changes in laws regulating payroll taxes, professional employer organizations, employee benefits and registered clearing agencies and broker-dealers; overall market and economic conditions, including interest rate and foreign currency trends; competitive conditions; stock market activity; auto sales and related industry changes; employment and wage levels; changes in technology; availability of skilled technical associates and the impact of new acquisitions and divestitures. ADP disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.


Source:  Automatic Data Processing, Inc.

Chief Financial Officer
Karen E. Dykstra, 973.974.5252

ADP Investor Relations
Elena Charles, 973.974.4077
Debbie Morris, 973.974.7821         ____________________________________________
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